Exhibit 10.1

Execution Copy

CONTRIBUTION AND SALE AGREEMENT

by and among

J&S GAMING, INC.

MGT CAPITAL INVESTMENTS, INC.

and

MGT GAMING, INC.

May 9, 2012

execution Copy

Table of Contents

Page

1.	DEFINITIONS; INTERPRETATION		1

	1.1	Definitions	1
	1.2	Interpretation	4

2.	PRE-CLOSING AGREEMENTS		5

	2.1	Initial Deposit	5
	2.2	Exclusivity	5

3.	CONTRIBUTION AND SALE		5

	3.1	Contribution of Patent Rights	5
	3.2	Issuance of Common Stock to J&S	5
	3.3	Sale of Common Stock and grant of Option to MGT	5
	3.4	MGT Option	6
	3.5	Repurchase Right	7
	3.6	Stockholder Agreement	7
	3.7	Investment Representations	7

4.	CLOSING		8

	4.1	Closing	8
	4.2	Conditions to Closing	8
	4.3	Closing Deliverables and Actions	10
	4.4	Effect of Closing	10
	4.5	Termination	11
	4.6	Effect of Termination	11

5.	REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY		11

	5.1	Incorporation; Authority	11
	5.2	Execution; Validity of Agreement; Due Authorization	12
	5.3	Consents and Approvals; No Violations	12
	5.4	Ownership	12

6.	REPRESENTATIONS AND WARRANTIES REGARDING J&S AND THE PATENT RIGHTS		12

	6.1	Incorporation; Authority	12
	6.2	Execution; Validity of Agreement; Due Authorization	12
	6.3	Consents and Approvals; No Violations	13

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	6.4	Title to Shares	13
	6.5	Patent Rights	13
	6.6	Litigation	15
	6.7	Bankruptcy	15
	6.8	Consents and Approvals	15
	6.9	Broker’s Fee	15
	6.10	Material Disclosure; No Omission	15

7.	REPRESENTATIONS AND WARRANTIES OF MGT		16

	7.1	Organization	16
	7.2	No Conflicts	16
	7.3	Due Authorization and Binding Effect	16
	7.4	Warrants and Warrant Shares	16

8.	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION		16

	8.1	Survival of Representations, Warranties and Covenants	16
	8.2	Indemnification Obligations of J&S	16
	8.3	Indemnification Obligations of MGT	17
	8.4	Notification of Claims	17
	8.5	Investigation	17
	8.6	Third-Party Claims	17

9.	MISCELLANEOUS		18

	9.1	Consulting Agreement	18
	9.2	Costs and Attorney’s Fees	18
	9.3	Notices	18
	9.4	Entire Agreement	19
	9.5	Further Assurances	19
	9.6	Governing law; Consent to Jurisdiction	19
	9.7	Binding effect	20
	9.8	Waivers and Amendments	20
	9.9	Recitals, Exhibits and Schedules	20
	9.10	Headings	20
	9.11	Severability	20
	9.12	Specific Performance	20
	9.13	Fees and Expenses	20
	9.14	Legal Representation of the Parties	21
	9.15	Payment of Transfer Costs and Expenses	21
	9.16	Public Announcements	21
	9.17	Confidentiality	21
	9.18	No Third Party Beneficiaries	21
	9.19	Counterparts; Signatures	21

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Exhibits:

A: MGT Warrant

B: Stockholder Agreement

C: Consulting Agreement Terms

D: Patent Assignment

E: Patents

F: MGT Option Warrant

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CONTRIBUTION AND SALE AGREEMENT

CONTRIBUTION AND SALE AGREEMENT (this “Agreement”) is dated as of May 9, 2012 (the “Agreement Date”), by and among J&S Gaming, Inc., a New York corporation (“J&S”), MGT Capital Investments, Inc., a Delaware corporation (“MGT”) and MGT Gaming, Inc., a Delaware corporation (the “Company”, and together with J&S and MGT, the “Parties”).

RECITALS

WHEREAS, J&S is the owner of the Patent Rights (as defined below) and is willing to contribute the Patent Rights to the Company (the “Contribution”) in exchange for 1,000 shares of Common Stock, $0.001 par value, in the Company (the “Common Stock”);

WHEREAS, MGT desires to purchase (i) a 55% ownership interest in the Company represented by 550 shares of Common Stock and (ii) an option to purchase an additional 25% ownership interest in the Company represented by 250 shares of Common Stock, both from J&S (the “Sale”) in exchange for a cash payment by MGT to J&S of $200,000 and the grant of a warrant from MGT to J&S to purchase 350,000 shares of common stock of MGT (such warrant being in the form attached hereto as Exhibit A (the “MGT Warrant”);

WHEREAS, contemporaneously with the execution of this Agreement, the Parties are executing and delivering the Stockholder Agreement, in the form attached hereto as Exhibit B (the “Stockholder Agreement”) to set forth certain rights and obligations of each of them as stockholders of the Company;

WHEREAS, in connection with the Contribution and the Sale, the Company is negotiating in good faith a consulting agreement (the “Consulting Agreement”) between the Company and Steven Brandstetter, an individual residing at 12 May Hill Lane, Dix Hills, NY 11746 (“Brandstetter”), whereby Brandstetter will provide consulting services to the Company which shall include the terms set forth on Exhibit C hereto.

NOW, THEREFORE, in consideration of the promises, covenants and other agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.        DEFINITIONS; INTERPRETATION.

1.1       Definitions. For purposes of this Agreement, the following terms are defined as follows:

“Action” means any action (including declaratory judgment actions), suit, litigation, controversy, mediation, hearing, claim, charge, complaint, arbitration, reexamination, interference, reissue, investigation, pending inquiry, audit or other proceeding at law or in equity or of, in, by or before any Governmental Authority, mediator or arbitrator.

“Affiliate” means, with respect to any Person, a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person; and “control” (including the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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“Applicable Law” means, with respect to any Person, any federal, state, local, municipal, foreign or other Law, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect, in each case as of the date of this Agreement, by any Governmental Authority that applies to such Person, its business and its properties.

“Consents” means the consents of any third parties or any Governmental Authorities necessary to transfer the Patent Rights to the Company or to otherwise consummate the transactions contemplated by this Agreement.

“Governmental Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or similar governing entity.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Knowledge” or words of similar import (e.g. “knowledge,” “known,” or “aware”) with respect to: (i) any individual, shall mean the actual knowledge of such individual; and (ii) J&S, shall mean the actual knowledge of Brandstetter as well as the knowledge that Brandstetter should have after reasonable inquiry.

“Laws” means all laws, statutes, rules, regulations, ordinances and orders of any Governmental Authority.

“Lien” means any mortgage, lien, claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, restriction or encumbrance of any kind, or any exceptions, reservations, restrictions, rights-of-way, easements or other matters affecting title, whether arising by contract, law or otherwise.

“Material Adverse Effect” means any change, event, violation, inaccuracy, circumstance or effect that, individually or taken together with all other effects, is, or is reasonably likely to, be or become materially adverse in relation to the value, validity, effectiveness or enjoyment of the Patent Rights.

“Patent Assignment” means the assignment by J&S of all right, title and interest in the Patent Rights to the Company in the form attached hereto as Exhibit D.

“Patent Rights” means (a) the Patents; (b) any and all other rights, priorities and privileges of J&S provided under United States, state, foreign or multinational law with respect to the Patents; (c) any and all rights to obtain renewals, extensions, re-issues, continuations, continuations-in-part, re-examinations, divisions, certificates of correction, maintenance fees or other legal protections or foreign equivalents thereof that may be obtained pertaining to the Patents; and (d) any and all past, present and future rights to sue at law or in equity, whether currently pending, filed or otherwise, for any infringement, misappropriation, impairment or other alleged unauthorized use or conduct in connection with the Patents occurring prior to or after the Closing Date, including the rights to pursue damages and injunctive relief and receive all past, present, and future proceeds, royalties or damages therefrom.

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“Patents” means those specific patents listed on Exhibit E and any registrations thereof, patents granted thereon or patents issuing therefrom (including all reissues, divisionals, continuations, continuations-in-part, extensions and re-examinations thereof), patents issuing from parent applications thereof, and any foreign counterparts or equivalents to any of the foregoing, in each case, regardless of whether or not any of the foregoing are pending applications or issued patents as of the Closing Date, the same to be held by and enjoyed by Company to the full end of the term for which said patents are granted, as fully and entirely as the same could have been held and enjoyed by J&S if this sale had not been made.

“Person” means and includes any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or any Governmental Authority or any department, agency or political subdivision thereof.

“Prosecution History Files” means all documents in J&S’s custody that are in J&S’s files or the files of its agent(s) that relate to the prosecution of patent applications relating to the Patents and that were filed with or received from any patent office

“Transaction Agreements” shall mean and include this Agreement, the Stockholder Agreement, the Patent Assignment and the MGT Warrant.

The following terms are defined in the following sections of this Agreement:

Term	Section
Agreement Date	Preamble
Alternate Transaction	2.2(b)
Brandstetter	Recitals
Closing	4.1
Closing Date	4.1
Common Stock	Recitals
Company	Preamble
Consulting Agreement	Recitals
Contribution	Recitals
Exclusivity Period	2.2(b)
Exercise Period	3.4(b)
Initial Deposit	2.1
J&S	Preamble
J&S Indemnitees	8.3
J&S Shares	3.2
Indemnification Notice	8.4
Indemnifying Party	8.4
Indemnitees	8.3
Losses	8.2
MGT	Preamble

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MGT Common Stock	3.4(a)
MGT Company Shares	3.3
MGT Indemnitees	8.2
MGT Option	3.3
MGT Option Warrant	3.4(a)
MGT Warrant	Recitals
Option Cash Payment	3.4(a)
Option Shares	3.3
Parties	Preamble
R&D Sponsor	6.4(e)
Repurchase Period	3.5(a)
Repurchase Price	3.5(a)
Repurchase Right	3.5(a)
Qualified Action	3.5(b)
Qualified Financing	3.4(b)
Securities Act	3.7(b)
Standards Body	6.4(e)
Stockholder Agreement	Recitals
Termination Date	4.5(b)
Third Party Claim	8.6

1.2       Interpretation. Unless the context otherwise requires, the terms defined in Section 1.1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender herein shall be deemed to include the neuter and feminine gender wherever necessary or appropriate and the use of the feminine gender herein shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

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2.       PRE-CLOSING AGREEMENTS.

2.1       Initial Deposit. On the Agreement Date, MGT shall advance to J&S an intial non-refundable deposit of $5,000 (the “Initial Deposit”). At the Closing, the Initial Deposit shall be applied towards the cash payment described in Section 3.3(i) below. In the event that this Agreement is terminated in accordance with Section 4.5, J&S shall not be obligated to repay the Initial Deposit to MGT.

2.2       Exclusivity.

(a)       J&S agrees not to, and agrees to cause its Affiliates not to, take any action to directly or indirectly encourage, initiate, solicit, continue or engage in discussions or negotiations with, or provide any information to, or accept any offer from, any Person other than MGT (or its officers or agents), concerning any Alternate Transaction (as defined below). J&S will promptly inform MGT of any inquiries or contacts by third parties during the Exclusivity Period (as defined below) relating to any Alternate Transaction.

(b)       For purposes of this Section 2.2:

(i)       “Alternate Transaction” means (A) any sale or license by J&S of the Patent Rights to any Person other than the Company or (B) any transaction in respect of J&S which results, directly or indirectly, in a change of control of J&S.

(ii)       “Exclusivity Period” means the period from and after the Agreement Date until the earlier of (i) the Closing Date and (ii) the termination of this Agreement in accordance with Section 4.5.

3.       CONTRIBUTION AND SALE.

3.1       Contribution of Patent Rights. Upon the terms and subject to the conditions set forth herein, effective as of the Closing, J&S hereby irrevocably sells, assigns, grants, transfers and delivers to the Company and its successors and assigns, and the Company hereby accepts, free and clear of all Liens whatsoever, (i) all of the right, title and interest of J&S in and to the Patent Rights and (ii) all causes of action and enforcement rights whether currently pending, filed or otherwise for the Patents, including all rights to pursue damages, injunctive relief and all other remedies for past, current and future infringement of the Patents. Concurrent with its execution of this Agreement, J&S shall execute and deliver to the Company the Patent Assignment attached as Exhibit D.

3.2       Issuance of Common Stock to J&S. At the Closing, in connection with the Contribution described in Section 3.1 above, the Company shall issue to J&S 1,000 shares of Common Stock in the Company (the “J&S Shares”) constituting all of the issued and outstanding shares of Common Stock of the Company.

3.3       Sale of Common Stock and grant of Option to MGT. At the Closing, immediately following the Contribution, J&S shall (a) sell and transfer to MGT 550 shares of Common Stock in the Company (the “MGT Company Shares”) and (b) grant to MGT the option to purchase 250 shares of Common Stock (the “Option Shares”), exercisable and on such terms and conditions as set forth in Section 3.4 hereof (the “MGT Option”), in each case free and clear of any Liens, in exchange for (i) a cash payment by MGT to J&S of $200,000, and (ii) the grant by MGT to J&S of the MGT Warrant, exercisable and on such terms and conditions as set forth in the form attached as Exhibit A hereto.

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3.4       MGT Option.

(a)       The MGT Option is exercisable in whole or in part at any time during the Exercise Period by notice in writing delivered to J&S in exchange for (i) a cash payment by MGT to J&S of $1,000,000 (the “Option Cash Payment”) and (ii) the grant by MGT to J&S of a four year warrant commencing on the date of grant thereof (the “MGT Option Warrant”) to purchase 250,000 shares of common stock of MGT (the “MGT Common Stock”) at a purchase price equal to the lower of six dollars ($6.00) or 110% of the closing price of the MGT Common Stock on the day prior to the exercise of the MGT Option.1 Upon the grant thereof, the MGT Option Warrant shall be exercisable and on such terms and conditions as set forth in the form attached as Exhibit F hereto. Notwithstanding the foregoing, to the extent that the exercise of the MGT Warrant and the MGT Option Warrant will result in the issuance of shares of MGT Common Stock to J&S representing more than the applicable percentage under the rules of the NYSE Amex, the issuance of shares of MGT Common Stock in excess of the applicable percentage shall be subject to the approval of the stockholders of MGT.2

(b)       The MGT Option shall expire upon the earlier of (i) December 31, 2012 and (ii) 90 days following the completion of a Qualified Financing by MGT (the “Exercise Period”). A “Qualified Financing” means an equity or debt financing or series of related equity or debt financings of MGT consummated after the Closing Date in which the aggregate gross proceeds received by MGT is greater than $2.5 million.

(c)       Upon exercise of the MGT Option, (i) MGT shall deliver to J&S the Option Cash Payment, (ii) J&S shall deliver the certificate representing the Option Shares to the Company for cancellation, together with any instruments of transfer associated with the transfer of the Option Shares, (iii) MGT shall issue and deliver to J&S the MGT Option Warrant, and (iv) the Company shall prepare and deliver to J&S and MGT new stock certificates reflecting the transfer of the Option Shares from J&S to MGT.

(d)       If the Company shall at any time after the Closing Date and while the MGT Option remains outstanding and unexpired in whole or in part, effect a subdivision (by any stock split or otherwise) of the outstanding shares of Common Stock into a greater number of shares, the number of Option Shares obtainable upon exercise of this Option shall be proportionately increased. Conversely, if the Company shall at any time or from time to time after the Closing Date combine (by reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares, the number of shares of Common Stock obtainable upon exercise of the MGT Option shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

1 As a result of the adjustment provisions in the MGT Warrant and the MGT Option Warrant, the number of shares issuable pursuant to such warrants is not certain.

2 The number of shares of MGT Common Stock outstanding as of May 9, 2012 was 2,105,187, and as such, MGT shall be required to obtain shareholder approval prior to J&S acquiring more than 421,016 shares (i.e. 19.999%) of MGT Common Stock pursuant to the MGT Warrant and the MGT Option Warrant.

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(e)       If at any time after the Closing Date and while the MGT Option remains outstanding and unexpired in whole or in part, the Option Shares are changed into the same or a different number of shares of any class or classes of stock, the MGT Option will thereafter represent the right to acquire such number and kind of securities into which the Option Shares are changed.

3.5       Repurchase Right.

(a)       In the event that the Company has not commenced a Qualified Action (as hereinafter defined) within one year of the Closing Date, J&S shall have the right (the “Repurchase Right”) for a period of 30 days after the first anniversary of the Closing Date (the “Repurchase Period”) to repurchase the MGT Company Shares from MGT for an aggregate purchase price of (i) $25,000 and (ii) surrender of the MGT Warrant (the “Repurchase Price”).

(b)       The Repurchase Right may be exercised at any time during the Repurchase Period by J&S’s notice in writing delivered to MGT. Upon exercise of the Repurchase Right, (i) J&S shall deliver to MGT the Repurchase Price, (ii) MGT shall deliver the certificate representing the MGT Company Shares to the Company for cancellation, together with any instruments of transfer associated with the transfer of the MGT Company Shares and (iii) the Company shall prepare and deliver to J&S a stock certificate representing the transfer of the MGT Company Shares from MGT to J&S. A “Qualified Action” means any of the following: (x) initiation of patent litigation in a U.S. federal court against a party alleged to have infringed the Patent; (y) a settlement agreement with a party alleged to have infringed the Patent; or (z) exercise by MGT, in whole or in part, of the MGT Option.

(c)       Upon the transfer of the MGT Company Shares to J&S in connection with the exercise of the Repurchase Right, MGT shall return the Prosecution History Files to J&S.

3.6       Stockholder Agreement. At the Closing and in connection with the issuance and transfer of the shares of Common Stock set forth in Sections 3.2 and 3.3 above, MGT, J&S and the Company shall execute and deliver the Stockholder Agreement in accordance with Section 4.3(g). Each Party acknowledges that the shares of Common Stock to be issued by the Company pursuant to this Article 3 are subject to the terms and conditions set forth in the Stockholder Agreement in all respects. Each Party acknowledges that it has received, has read and understands the Stockholder Agreement.

3.7       Investment Representations. J&S represents and warrants to the Company and MGT that:

(a)       it is acquiring the shares of Common Stock and the MGT Warrant for investment purposes and not with a view to, or for resale in connection with, any distribution in violation of applicable securities laws;

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(b)       it is an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), and by reason of its business or financial experience, it is capable of evaluating the risks and merits of both an investment in the Company and an investment in MGT and of protecting its own interest in connection with each such investment;

(c)       it understands that the issuance of the Common Stock and the MGT Warrant hereunder are not being registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof, the availability of which depend in part on the accuracy of its representations in this Section 3.7; and

(d)       it understands that (i) the shares of Common Stock and the MGT Warrant are “restricted securities” under applicable securities laws which provide, in substance, that the shares of Common Stock and the MGT Warrant may only be disposed of pursuant to an effective registration statement under the Securities Act and applicable state securities laws or an exemption from such registration, (ii) the Company has no obligation or intention to effect any registration of the shares of Common Stock, (iii) MGT has no obligation or intention to effect any registration of the MGT Warrant or the MGT Option Warrant, (iv) the Company may endorse any certificates representing the shares of Common Stock with a legend describing the restrictions referenced in clause (i) of this Section 3.7(d) and (v) MGT may endorse the MGT Warrant, the MGT Option Warrant and any certificates representing shares of common stock of MGT issuable upon exercise thereof with a legend describing the restrictions referenced in clause (i) of this Section 3.7(d).

4.       CLOSING.

4.1       Closing. Unless this agreement is earlier terminated in accordance with Section 4.5, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on May 19, 2012, or on such earlier date when each of the conditions set forth in this Article IV have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), or at such other time as the Parties may agree (the “Closing Date”). The Closing shall take place at the offices of Dickstein Shapiro LLP located at 1633 Broadway, New York, NY or at such other location as the Parties hereto agree.

4.2       Conditions to Closing.

(a)       Conditions to Obligations of Each Party to Effect the Contribution and Sale. The respective obligations of each Party hereto to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

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(i)       MGT and J&S shall have mutually consented to the proposed legal counsel and initial financial terms of the legal fee arrangement for any Action involving infringement of the Patent Rights (or waived such consent in writing).

(ii)       No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Contribution and Sale shall be in effect, nor shall any action have been taken by any Governmental Authority seeking any of the foregoing, and no statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Contribution and Sale, which makes the consummation of the Contribution and Sale illegal.

(iii)       MGT and J&S shall have timely obtained from each Governmental Authority, including NYSE Amex, all approvals, waivers and consents, if any, necessary for consummation of, or in connection with, the Contribution and Sale and the other transactions contemplated hereby.

(b)       Additional Conditions to Obligations of J&S. The obligations of the J&S to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of J&S and may be waived by J&S in writing in its sole discretion without notice, liability or obligation to any Person):

(i)       The representations and warranties of MGT in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date). MGT shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(ii)       J&S shall have received each of the deliveries required to by made by MGT and the Company to J&S pursuant to Section 4.3.

(c)       Additional Conditions to Obligations of MGT. The obligations of the MGT to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (it being understood that each such condition is solely for the benefit of MGT and may be waived by MGT in writing in its sole discretion without notice, liability or obligation to any Person):

(i)       The representations and warranties of J&S in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and on and as of the Closing Date as though such representations and warranties were made on and as of such date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date). J&S shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

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(ii)       MGT shall have received each of the deliveries required to be made by J&S and the Company to MGT pursuant to Section 4.3.

(iii)       There shall not have occurred a Material Adverse Effect with respect to the Patent Rights since the Agreement Date.

4.3       Closing Deliverables and Actions. At the Closing:

(a)       J&S shall execute and deliver to MGT a certificate dated as of the Closing Date, executed on behalf of J&S by its President, to the effect that (i) the representations and warranties of J&S provided in Article 6 are true and correct as of the Closing Date, and (ii) there shall not have occurred a Material Adverse Effect with respect to the Patent Rights since the Agreement Date.

(b)       J&S shall execute and deliver to the Company the Patent Assignment and evidence that all required Consents, if any, have been obtained.

(c)       MGT shall (i) pay the Cash Payment to J&S by wire transfer of immediately available funds to an account designated in writing by J&S to MGT and (ii) issue the MGT Warrant to J&S.

(d)       The Company shall issue to J&S and MGT certificates of Common Stock representing the J&S Shares and the MGT Company Shares, respectively.

(e)       MGT shall deliver to J&S a certificate of incorporation from the Secretary of State of the State of Delaware evidencing the legal existence of the Company.

(f)       J&S shall deliver, cause to be delivered, or make available in a manner satisfactory to the Company, the Prosecution History Files to the Company.

(g)       The Company, J&S and MGT shall execute and deliver the Stockholder Agreement.

4.4       Effect of Closing. All transactions contemplated herein and by the other Transaction Agreements to occur on and as of the Closing Date shall be deemed to have occurred simultaneously and to be effective as of the close of business on the Closing Date; provided, however, that none of such transactions shall be deemed to have occurred unless and until all of the conditions to closing described in Section 4.2 and each of the deliverables and actions referenced in Section 4.3 shall have been delivered and taken in accordance therewith.

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4.5       Termination. At any time prior to the Closing, this Agreement may be terminated and the transactions contemplated hereby abandoned by authorized action taken by the terminating Party:

(a)       by mutual written consent duly authorized by MGT and J&S;

(b)       by either MGT or J&S, if the Closing shall not have occurred on or before May 19, 2012 or such other date that Purchaser and the Company may agree upon in writing (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 4.5(b) shall not be available to any Party whose breach of this Agreement has resulted in the failure of the Closing to occur on or before the Termination Date;

(c)       by either MGT or J&S, if any permanent injunction or other order of a Governmental Authority preventing the consummation of the transactions contemplated hereby shall have become final and nonappealable;

(d)       by MGT, if J&S shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within five business days after receipt by J&S of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 4.3 to be satisfied; or

(e)       by J&S, if MGT shall have breached any representation, warranty, covenant or agreement contained herein and such breach shall not have been cured within five business days after receipt by MGT of written notice of such breach (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and if not cured within the timeframe above and at or prior to the Closing, such breach would result in the failure of any of the conditions set forth in Section 4.3 to be satisfied.

4.6       Effect of Termination. In the event of termination of this Agreement as provided in Section 4.5, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of MGT, the Company, J&S, or their respective officers, directors, stockholders or Affiliates; provided, however, that (a) the provisions of Section 2.1 (Initial Deposit), this Section 4.6 (Effect of Termination) and Article 9 (Miscellaneous) shall remain in full force and effect and survive any termination of this Agreement and (b) nothing herein shall relieve any Party hereto from liability in connection with any breach of such Party’s representations, warranties or covenants contained herein.

5.       REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY. MGT hereby represents and warrants to J&S as follows:

5.1       Incorporation; Authority. The Company (i) is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in any other jurisdiction in which it does business; and (ii) has all requisite power and authority to own, lease and operate the Patent Rights and to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement and each other Transaction Agreement to which the Company is a party.

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5.2       Execution; Validity of Agreement; Due Authorization. This Agreement and each other Transaction Agreement to which the Company is a party has been duly executed and delivered by the Company and this Agreement and each other Transaction Agreement to which the Company is a party constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company.

5.3       Consents and Approvals; No Violations. Except as set forth in Schedule 5.3, none of the execution, delivery or performance of this Agreement or any other Transaction Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or thereby, or the compliance by the Company with any of the provisions hereof or thereof will (a) require (i) any filing with or notice to any Governmental Authority or other Person, (ii) the obtaining of any Permit or (iii) the expiration or termination of any statutory or regulatory waiting period, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or require any payment) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of the Company’s properties or assets is bound, (c) violate any Applicable Laws, or (d) result in the creation of any Lien upon any of the Patent Rights.

5.4       Ownership. No shares of Common Stock or other equity or profits interests in the Company have been issued to any Person, other than the issuance of the shares of Common Stock contemplated herein.

6.       REPRESENTATIONS AND WARRANTIES REGARDING J&S AND THE PATENT RIGHTS. J&S hereby represents and warrants to the Company and MGT as follows, and the Company and MGT, in agreeing to consummate the transactions contemplated by this Agreement, have relied upon such representations and warranties:

6.1       Incorporation; Authority. J&S (i) is a duly incorporated and validly existing corporation in good standing under the laws of the State of New York and is duly qualified as a foreign corporation in any other jurisdiction in which it does business; and (ii) has all requisite power and authority to own, lease and operate its property and to carry on its business as presently conducted and to execute, deliver and perform its obligations under this Agreement and each other Transaction Agreement to which J&S is a party. A true and correct copy of the Certificate of Incorporation of J&S, as amended to date, has been delivered to MGT and is in full force and effect as of the date hereof.

6.2       Execution; Validity of Agreement; Due Authorization . This Agreement and each other Transaction Agreement to which J&S is a party has been duly executed and delivered by J&S and this Agreement and each other Transaction Agreement to which J&S is a party constitutes a legal, valid and binding obligation of J&S, enforceable against J&S in accordance with their respective terms. The execution and delivery of this Agreement by J&S and the performance by J&S of its obligations hereunder have been duly authorized by all necessary corporate action on the part of J&S.

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6.3       Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement or any other Transaction Agreement by J&S, the consummation by J&S of the transactions contemplated hereby or thereby, or the compliance by J&S with any of the provisions hereof or thereof will (a) require (i) any filing with or notice to any Governmental Authority or other Person, (ii) the obtaining of any Permit or (iii) the expiration or termination of any statutory or regulatory waiting period, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or require any payment) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which J&S is a party or by which J&S or any of J&S’s properties or assets is bound, (c) violate any Applicable Laws, or (d) result in the creation of any Lien upon any of the Patent Rights.

6.4       Title to Shares. As of the Closing Date, after giving effect to the Contribution, J&S is the holder and beneficial owner of the J&S Shares. J&S has good and valid title to the J&S Shares, free and clear of all Liens, and the J&S Shares constitute the entire issued and outstanding capital stock of the Company. At the Closing, J&S will transfer legal and beneficial, good and valid title to the MGT Company Shares, free and clear of all Liens. Upon exercise of the MGT Option, J&S will transfer legal and beneficial, good and valid title to the Option Shares, free and clear of all Liens. J&S is not bound by any contract, agreement, arrangement, commitment or understanding (written or oral) with, and has not granted any option or right currently in effect or which would arise after the date hereof to, any Person other than MGT with respect to the acquisition of the MGT Company Shares and the option to purchase the Option Shares.

6.5       Patent Rights. Prior to giving effect to the transactions contemplated herein:

(a)       J&S is the exclusive, true and lawful owner of all right, title, and interest in and to the Patent Rights, including all right, title and interest to sue for infringement thereof and to grant the assignments provided for under this Agreement, and J&S has good and valid title to the Patent Rights. The Patent Rights are free and clear of any Liens, licenses or other encumbrances and no rights, licenses, covenants not to sue or similar rights have been granted under the Patents. Other than the transfer of the Patent Rights to J&S, neither J&S nor the inventors have transferred or attempted to transfer any of the Patent Rights to any Person.

(b)       The Patents are (i) to the Knowledge of J&S, valid, subsisting and enforceable, (iii) currently in compliance with any and all formal legal requirements necessary to maintain the validity and enforceability thereof, (iv) not subject to any outstanding Governmental Order adversely affecting J&S’s use thereof or rights thereto, or that would impair the validity or enforceability thereof, and (v) currently in compliance with any and all formal legal requirements necessary to record and perfect J&S’s interest therein and the chain of title thereof. None of the Patents is abandoned and all annuities, application fees, maintenance fees and all and any other applicable fees for the Patents have been timely paid and any Actions have been responded to in a manner so as to prevent abandonment or lapse. J&S has complied with its duty of candor and disclosure to the United States Patent and Trademark Office and any other applicable Governmental Authority with respect to all applications for registration included in the Patents and neither J&S nor the inventors have made any material misrepresentations in any such applications. For the avoidance of doubt, the Parties acknowledge that J&S makes no representation or warranty that the Patents will remain valid, subsisting or enforceable after the date of this Agreement.

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(c)       The Patents have not been the subject of any Action and there is no Action pending, asserted or threatened (i) by or against J&S concerning the ownership, validity, registerability, enforceability or use of, misappropriation, infringement or licensed right to use, any of the Patents, or (ii) contesting or challenging the ownership, validity, registerability, enforceability or use of, misappropriation, infringement or J&S’s or any of its customers’ or licensees’ right to use, any of the Patents, and J&S has received no notice asserting that the Patents are invalid or unenforceable. J&S has received no notice asserting infringement of any of the Patents by third parties, and has not notified any third party of actual or potential infringement of any of the Patents.

(d)       No inventor of the Patents is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of invention agreement or similar agreement relating to the protection, ownership, development, use or transfer of the Patents. To the extent that any Patent has been conceived, developed or created for J&S by any other Person, J&S has executed valid and enforceable written agreements with such Person with respect thereto transferring to J&S the entire right, title and interest therein and thereto by operation of law or by valid written assignment.

(e)       No university, military, educational institution or Governmental Authority (each, a “R&D Sponsor”) has funded or sponsored any research and development conducted in connection with the Patents, or has any claim of right to, ownership of or other lien on any of the foregoing. No research and development conducted in connection with the Patents was performed by a student or employee of any R&D Sponsor such that any such R&D Sponsor has any claim of right to, ownership of or other Lien on any of the foregoing. J&S has not participated in any standards-setting activities or joined any standards setting, intellectual property sharing, or similar organization (a “Standards Body”) that would affect the proprietary nature of any of the Patents, or restrict the ability of J&S to enforce, license or exclude others from using any of the Patents, and there is no obligation imposed by a Standards Body to license any of the Patents on particular terms or conditions.

(f)       There are no inventors of the Patent Rights other than the named inventors of the Patent Rights. There are no asserted or unasserted claims of ownership of the Patent Rights by any Person other than the named owners of the Patent Rights.

(g)       J&S, its Affiliates, employees, assignors, licensors, or legal counsel did not fail to disclose or mischaracterize any known prior art or commit any other conduct , that constitutes inequitable conduct or renders the Patents unenforceable. There is no prior art or any conduct of J&S relevant to patentability that has not been or was not considered during the examination of the Patents.

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(h)       J&S has marked in accordance with 35 U.S.C. 287(a) all of its products and services covered by the claims of the Patents by listing the relevant patent numbers within its general online terms of service.

(i)       All documents, agreements, prototypes, models, product samples, books, notebooks, certificates, licenses, files and any other diligence materials that J&S has provided to the Company in connection with the Company’s evaluation of the Patents are true, correct and complete originals (if originals were provided by J&S) or copies of such materials.

(j)       J&S has delivered to the Company true and complete copies of (i) the names and addresses of counsel who prosecuted the Patents and who are handling the Patents; (ii) the Prosecution History Files, and (iii) copies of executed originals of all agreements assigning ownership of the Patent Rights from J&S and/or prior owners to J&S as filed with the United States Patent and Trademark Office.

6.6       Litigation. Except as set forth on Schedule 6.6 hereto, there are no actions, lawsuits, judgments, claims, investigations or legal or administrative proceedings, pending or threatened against J&S. There is no judgment, order, injunction, decree or award (whether rendered by a court, administrative agency or by arbitration) to which J&S is a party.

6.7       Bankruptcy. None of J&S or any Affiliate of J&S has committed or currently intends to commit any act of bankruptcy, is insolvent, has proposed or currently intends to propose a compromise or arrangement to its creditors generally, has had or currently intends to have any petition for a receiving order in bankruptcy filed against it, has made or currently intends to make a voluntary assignment in bankruptcy, has initiated or currently intends to initiate any proceeding with respect to a compromise or arrangement, has initiated or intends to initiate any proceeding to have itself declared bankrupt or wound-up, has initiated or intends to initiate any proceeding to have a receiver appointed to any part of its assets, has had any creditor take or currently anticipates that any creditor will take possession of any of its property, or has had any of the foregoing become enforceable or currently anticipates that any of the foregoing will become enforceable upon any of its property or the Patent Rights.

6.8       Consents and Approvals. No Consents or notices to, or filings, registrations, or qualifications with any Person or Governmental Authority and no Consents or waivers from, or notices to, any other party are required for the consummation by J&S of the transactions contemplated by this Agreement and the other Transaction Agreements.

6.9       Broker’s Fee. No agent, broker, investment banker, firm, or other Person, acting on behalf of J&S or any of its Affiliates, or under the authority of J&S or any of its Affiliates, is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee or expense, directly or indirectly, in connection with any of the transactions contemplated by this Agreement or any of the other Transaction Agreements.

6.10       Material Disclosure; No Omission. No representation or warranty of J&S contained in this Agreement or in any other Transaction Agreement and no statement by or on behalf of J&S contained in any exhibit, certificate, schedule, attachment or other instrument specified in this Agreement or in any other Transaction Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

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7.       REPRESENTATIONS AND WARRANTIES OF MGT. MGT hereby represents and warrants to J&S as follows:

7.1       Organization. MGT is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware.

7.2       No Conflicts. Neither the execution and delivery of this Agreement and each other Transaction Agreement to which MGT is a party, nor the performance by MGT of its obligations hereunder and thereunder will: (i) constitute a violation of any Applicable Law; (ii) violate or breach MGT’s certificate of incorporation or bylaws, in each case as amended to date; or (iii) violate any order, writ, injunction or decree applicable to MGT.

7.3       Due Authorization and Binding Effect. The execution and delivery of this Agreement by MGT and the performance by MGT of its obligations hereunder have been duly authorized by all necessary corporate action on the part of MGT. This Agreement and each other Transaction Agreement to which MGT is a party has been duly executed and delivered by MGT and constitutes the legal and binding obligation of MGT enforceable against it in accordance with their respective terms.

7.4       Warrants and Warrant Shares. The MGT Warrant, the MGT Option Warrant and the shares of common stock of MGT issuable upon exercise of the MGT Warrant and the MGT Option Warrant, when issued and paid for in accordance with the terms of this Agreement, the MGT Warrant and the MGT Option Warrant, as applicable, will be duly authorized, validly issued, fully paid and nonassessable securities of MGT.

8.       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION.

8.1       Survival of Representations, Warranties and Covenants. Each statement contained in any exhibit, schedule, or certificate delivered pursuant to this Agreement constitutes a representation and warranty by the Person who delivered it or on whose behalf it was delivered. All representations and warranties set forth or made in this Agreement and any other Transaction Agreement shall survive the Closing indefinitely. All covenants and agreements of the Parties set forth in this Agreement and the other Transaction Agreements to be performed after the Closing shall survive the Closing in accordance with their respective terms. Any claim pending on the expiration date of any applicable survival period for which a notification of claim has been made pursuant to Section 8.4 below on or before such expiration date may continue to be asserted and indemnified against until finally resolved.

8.2       Indemnification Obligations of J&S. J&S agrees to indemnify, defend and hold harmless MGT and its shareholders, officers, directors, managers, representatives, agents, employees and Affiliates (collectively, the “MGT Indemnitees”) from and against any claim, suit, action, liability, loss, damage, deficiency, fee, cost or expense of any nature whatsoever (including, without limitation, any diminution in value of any shares of Common Stock and any interest, penalties, investigation expenses and fees through trial and appeals, and disbursements of counsel and accountants, but excluding incidental, consequential, special, or punitive and treble damages) (collectively, “Losses”) arising out of, based upon or resulting from: (i) the breach of any representation or warranty of J&S which is contained in this Agreement, any other Transaction Agreement or any exhibits or schedules hereto or thereto; (ii) any breach or failure to perform any of the covenants, agreements or undertakings of J&S contained in this Agreement, any other Transaction Agreement or any exhibit or schedule hereto or thereto; (iii) the matters set forth on any Schedules delivered pursuant to Article 6 hereof; (iv) any and all costs and expenses (including reasonable legal and accounting fees) incident to the enforcement of the indemnification rights of the MGT Indemnitees under this Section 8.2

.

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8.3       Indemnification Obligations of MGT

(a)       . MGT agrees to indemnify, defend and hold harmless J&S and its shareholders, officers, directors, managers, representatives, agents, employees and Affiliates (collectively, the “J&S Indemnitees”, and, together with the MGT Indemnitees, the “Indemnitees”) from and against any Losses arising out of, based upon or resulting from: (v) the breach of any representation or warranty of MGT which is contained in this Agreement, any other Transaction Agreement or any exhibits or schedules hereto or thereto; (vi) any breach or failure to perform any of the covenants, agreements or undertakings of MGT contained in this Agreement, any other Transaction Agreement or any exhibits or schedules hereto or thereto; and (iii) any and all costs and expenses (including reasonable legal and accounting fees) incident to the enforcement of the indemnification rights of the J&S Indemnitees under this Section 8.3

.

8.4       Notification of Claims

. In the event that any Party asserts a claim for indemnification hereunder, such Party shall (a) provide the indemnifying Party (“Indemnifying Party”) with prompt written notice of the nature of such claim (an “Indemnification Notice”), (b) make available to the Indemnifying Party all relevant information which is material to the claim and which is in the possession of the Indemnitee and (c) otherwise reasonably cooperate with the Indemnifying Party with respect to such claim; provided, however, that the failure of an Indemnitee to deliver an Indemnification Notice under this Section 8.4 shall not relieve the Indemnifying Party of its indemnification obligations under this Article 8 unless and only to the extent that such Indemnifying Party is materially prejudiced by such failure.

8.5       Investigation. The right to indemnification, payment of Losses or any other remedy based on the representations, warranties and the covenants hereunder will not be affected by any investigation conducted with respect to, or any knowledge acquired, or capable of being acquired at any time, whether before or after the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty or covenant. Furthermore, no information or knowledge obtained in any investigation pursuant this Agreement or any other Transaction Agreement shall affect or be deemed to modify any representation, warranty or covenant contained herein or therein.

8.6       Third-Party Claims.       The obligations and liabilities of an Indemnifying Party under this Article 8, with respect to Losses resulting from a claim brought by any third party (a “Third-Party Claim”) shall be subject to the following terms and conditions:

(a)       Promptly after delivery of an Indemnification Notice in respect of a Third-Party Claim, the Indemnifying Party may elect, by written notice to the Indemnitee within ten (10) days of an Indemnification Notice, to undertake the investigation and defense thereof with counsel reasonably satisfactory to the Indemnitee, at the sole cost and expense of the Indemnifying Party. If the Indemnifying Party chooses to defend any Third-Party Claim, the Indemnitee shall cooperate with all reasonable requests of the Indemnifying Party and shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

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(b)       In the event that the Indemnifying Party, within ten (10) days after receipt of an Indemnification Notice, does not so elect to defend such Third-Party Claim, the Indemnitee will have the right to undertake the investigation and defense of such Third-Party Claim for the account of the Indemnifying Party. The Indemnitee shall not settle or compromise any Third-Party Claim, or consent to the entry of a judgment, whether or not the Indemnifying Party shall elect to defend such Third-Party Claim, without the written consent of the Indemnifying Party (which consent may not be unreasonably withheld).

9.       MISCELLANEOUS.

9.1       Consulting Agreement. After the Closing, the Company and J&S agree to negotiate in good faith the terms of the Consulting Agreement which shall include the terms set forth on Exhibit C hereto.

9.2       Costs and Attorney’s Fees. The Parties agree that in the event it becomes necessary for any Party to institute litigation or obtain the services of an attorney in order to enforce its rights under the provisions of this Agreement, then, in that event, the prevailing Party as determined by a court of competent jurisdiction, may be awarded reasonable attorney’s fees and costs expended in pursuit of such litigation, including appellate litigation.

9.3       Notices. All notices, requests, claims, demands, waivers, instructions, documents and other communications to be given pursuant to this Agreement shall be in writing and shall be delivered personally, faxed, or sent by nationally-recognized overnight courier to a Party at the address set forth below for such Party or to such other address as the Party to whom notice is to be given may have furnished to the other Parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of faxing, on the date sent (or on the first Business Day following the date sent if the date sent is not a Business Day) if confirmation of successful transmission is received, and (c) in the case of a nationally-recognized overnight courier, on the first Business Day after the date when sent for overnight delivery:

If to MGT, to:

MGT Capital Investments, Inc.

500 Mamaroneck Avenue – Suite 204

Harrison, NY 10528

Attention: Robert B. Ladd CFA

Fax: (914) 630-7532

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with a copy (which will not constitute notice) to:

Dickstein Shapiro LLP

1633 Broadway

New York, NY 10019

Attention: Barry Seidel

Fax: (917) 677-8183

If to J&S, to:

J&S Gaming, Inc.

12 May Hill Lane

Dix Hills, NY 11746

Attention: Steven Brandstetter

Fax: [_________]

9.4       Entire Agreement. This Agreement (including the exhibits and schedules hereto), and the other Transaction Agreements constitute the entire agreement among the Parties with respect to the subject matter hereto and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter of this Agreement.

9.5       Further Assurances. The Company, J&S and MGT shall, at any time and from time to time after the date hereof, do or to cause to be done all such further acts, and to execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered or filed, all such deeds, transfers, conveyances, assignments or assurances as may be reasonably requested by another Party for: (i) transferring, conveying and assigning the Patent Rights to the Company; and (ii) otherwise effectuating the transactions contemplated by this Agreement. In any Action involving the infringement or validity of any of the Patents, J&S shall, and shall cause its Affiliates to, reasonably coordinate and cooperate with the Company’s counsel with respect to all aspects of the Action.

9.6       Governing law; Consent to Jurisdiction.

(a)       This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof.

(b)       The Parties hereto irrevocably: (a) agree that any suit, action or other legal proceeding arising out of this Agreement shall be brought in the United States District Court for the Southern District of New York or in the Borough of Manhattan, New York Supreme Court, (b) consent to the jurisdiction of each such court in any suit, action or proceeding, (c) waive any objection which they, or any of them, may have to the laying of venue of any such suit, action or proceeding in any of such courts, and (d) agree that service of process by overnight courier or registered or certified mail, at the addresses listed in Section 9.3 shall be good and sufficient service of process. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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9.7       Binding effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and permitted assigns. This Agreement may not be assigned by any Party hereto without the prior written consent of the other Parties, which consent may be withheld at the discretion of each Party whose consent is requested and any purported assignment, unless so consented to, shall be void and without effect.

9.8       Waivers and Amendments. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties hereto or, in the case of a waiver, by the Party waiving compliance. Any Party may waive any misrepresentation by any other Party, or any breach of warranty by, or failure to perform any covenant, obligation or agreement by any other Party, provided that mere inaction or failure to exercise any right, remedy or option under this Agreement, or any delay in exercising the same, will not operate as nor shall be construed as a waiver, and no waiver will be effective unless set forth in writing and only to the extent specifically stated therein, and no single or partial exercise of any such right, power or privilege will preclude any further exercise thereof or the exercise of any such right, power or privilege will preclude any further exercise thereof or the exercise of any other such right, power or privilege.

9.9       Recitals, Exhibits and Schedules. The recitals to this Agreement and all exhibits and schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

9.10       Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

9.11       Severability. If any provision of this Agreement is determined to be illegal or unenforceable, such provision will be deemed amended to the extent necessary to conform to Applicable Law, or, if it cannot be so amended without materially altering the intention of the Parties, it will be deemed stricken and the remainder of this Agreement will remain in full force and effect.

9.12       Specific Performance. Each of the Parties hereto acknowledges and agrees that the other Parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that there would be no adequate remedy at law or in monetary damages to compensate for any such breach. Accordingly, each Party hereto agrees that, in addition to any remedy to which such Party may be entitled at law or in equity, they each shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in each case without being required to post a bond or other security.

9.13       Fees and Expenses. Subject to Section 9.2, J&S and MGT shall each pay their own expenses incidental to the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby.

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9.14       Legal Representation of the Parties. Each of the Parties hereto has had the opportunity to have its own legal counsel independently advise such Party with respect to the transactions contemplated by this Agreement and the other Transaction Agreements. The Parties expressly agree that the language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no provision of this Agreement should be construed against or interpreted to the advantage of any Party hereto by reason of such Party or its legal counsel having drafted or participated in the drafting thereof.

9.15       Payment of Transfer Costs and Expenses. All stamp, transfer, documentary, sales, use, bulk, registration and other such Taxes and fees (including penalties and interest) which may be imposed in any jurisdiction in connection with, or arising from any of the transactions set forth herein shall be paid by the Company.

9.16       Public Announcements. J&S shall not issue any press release or other public statement with respect to this Agreement or the transactions contemplated hereby without the prior approval of MGT. MGT shall use commercially reasonable efforts to consult with J&S before issuing any press release or other public statement with respect to this Agreement or the transactions, except as may be required by Applicable Law.

9.17       Confidentiality. Except for any press release or public announcement previously issued or issued in accordance with Section 9.16, all terms of this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby shall remain confidential. No Party hereto shall disclose to anyone the negotiations, any information concerning the contemplated transactions, or anything contained herein, except to their accountants, employees, bankers and attorneys in connection with the transactions contemplated by this Agreement, without the approval of the other Parties.

9.18       No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and their successors and permitted assigns and, except with respect to the rights of the MGT Indemnitees and J&S Indemnitees under Article 8, this Agreement shall not be deemed to confer upon any third party any remedy, claim, reimbursement or other right in addition to those which may exist without regard to this Agreement.

9.19       Counterparts; Signatures

. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument. This Agreement and any amendments hereto, to the extent executed and delivered by means of a facsimile machine or e-mail of a PDF file containing a copy of an executed agreement (or signature page thereto), shall be treated in all respects and for all purposes as an original agreement or instrument and shall have the same binding legal effect as if it were the original signed version thereof.

[Remainder of Page Intentionally Blank–Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

MGT GAMING, INC.

By:	/s/ Robert B. Ladd
Name: Robert B. Ladd
Title: President and CEO

J&S GAMING, INC.

By:	/s/ Steven Brandstetter
Name: Steven Brandstetter
Title: President

MGT CAPITAL INVESTMENTS, INC.

By:	/s/ Robert B. Ladd
Name: Robert B. Ladd
Title: President and CEO

[Signature Page to Contribution and Sale Agreement]

Exhibit C

Consulting Agreement Terms

o	Hours; Services: Steven Brandstetter (the “Consultant”) shall provide 20 hours per month of consulting services to the Company (including providing services and documents related to any litigation matters involving the Patent Rights), or such additional hours as shall be required by the Company in connection with the provision of the consulting services to the Company. Consultant shall not be obligated to provide to the Company any records of his time worked providing services to the Company. Consultant shall make himself available to perform such consulting services as requested from time to time by the President of the Company. Consultant shall use his best efforts to perform the services.

o	Commencement Date: Subject to the Closing of the Contribution and Sale contemplated herein, the commencement date of the consulting agreement shall be the Agreement Date.

o	Compensation: The Company shall pay Consultant $5,000 per month, payable in arrears on the last business day of the month.

o	Term: the earlier of (i) 1 year, renewable at the option of the Company, or (ii) exercise of the Repurchase Right.

o	Noncompete: during the Term and for a period of 1 year thereafter. Notwithstanding the foregoing, no non-compete shall be enforced in the event of exercise of the Repurchase Right. The terms of the Noncompete shall specify the business of the Company in such a manner as to make it clear that the business of the Company does not relate to J&S’s trademarks on the lottery ball characters .

o	Termination: by Company upon 60 days notice, or immediately in the event of Cause.

o	Expenses: the Company shall provide Consultant customary reimbursement of ordinary and necessary business-related expenses (including any travel expenses approved by the Company in advance).

o	Right of First Refusal. Consultant agrees to provide MGT with a right of first refusal for any inventions made by Consultant during the term of this Agreement.

Exhibit E

Patents

Title	Application Serial Number	Patent Number
Gaming device having a second separate bonusing event	09/982,437	US 7,892,088
Gaming device having a second separate bonusing event	12/930,712	20110111848